Exhibit 99.1
Preliminary Final Report on
Appendix 4E
Year Ended 31 December 2010
Sydney, Australia and San Diego, California (Monday, 28 February 2011, AEDT) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”), which is developing a novel bioresorbable drug-eluting coronary stent with a slide and lock design, the ReZolve™ stent, has today released its preliminary financial results for the year ended 31 December 2010 (the “Results”) in the accompanying Appendix 4E. These Results are currently under audit by the Company’s auditors, Ernst & Young LLP, with final audited results to be released on Form 10-K to the ASX and the Securities and Exchange Commission on or before 31 March 2011.
Summary of the Results
For the year ended 31 December 2010 (the “Period”), the Company reported:
•	Loss from operations of US$10,118,000 primarily attributable to its continuing development activities on its drug-eluting bioresorbable stent for use in coronary applications.

•
Net loss of US$23,507,000, which includes a non-recurring, non-cash loss on extinguishment of notes payable of US$13,285,000. This non-cash loss was due to modifications of the notes made in connection with and anticipation of the Company’s initial public offering (the “IPO”), which was completed in December 2010. The Company also recorded a non-cash loss that arose from the change in fair value of warrants to purchase preferred stock. The warrants were exercised by the holders upon the IPO.

As of 31 December 2010 (the “Period End”), the Company reported:
•	Cash and cash equivalents of US$81,747,000, which includes the proceeds from the IPO in the gross amount of US$84,278,000.
•	Net tangible assets of US$81,947,000, or US$2.50 per share of common stock (US$0.25 per CDI).
•	Total stockholders’ equity of US$81,947,000.

HEAD OFFICE: 5751 Copley Drive, Suite B, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX)
• www.revamedical.com

AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX)
• ARBN 146 505 777

REVA Medical, Inc. — ASX Announcement	Page 2
Please refer to the attached Appendix 4E, including the unaudited consolidated financial statements, for additional explanation and details.
Dividends
The Company does not propose to pay dividends to common stockholders at this time. As such, there is no franking or applicable record date.
Important Information Concerning the Financial Results for the Period
REVA’s preliminary results and Appendix 4E are prepared in accordance with United States Generally Accepted Accounting Principles. The Results in the attached Appendix 4E are the consolidated financial results for REVA and its non-operating, wholly owned subsidiary, REVA Germany GmbH. All amounts in this report and the accompanying Appendix 4E are in United States dollars (“US$”) unless otherwise indicated.
Analyst Conference Call
REVA will host a conference call with management on or about 29 March 2011, AEDT (or Monday, 28 March 2011 US EDT) to discuss the Company’s financial results for the year ended 31 December 2010, and its business outlook. Robert Stockman, Chairman and CEO, will host the call. Details on how to access the conference call will be posted on the Company’s website ahead of the call.

About REVA
REVA is a development stage medical device company focused on the development and eventual commercialisation of its proprietary, bioresorbable stent products. REVA’s lead product, the ReZolve™ stent, combines REVA’s proprietary stent design with a proprietary polymer that is metabolised and cleared from the body. The ReZolve™ stent is designed to offer full x-ray visibility, clinically relevant sizing and a controlled and safe resorption rate. In addition, by early encapsulation of the stent in the artery tissue coupled with the loss of stent structure over time, the ReZolve™ stent may reduce the incidence of late forming blood clots, or thrombosis, a rare but serious problem associated with drug-eluting metal stents currently on the market. REVA is in the process of finalising the design of its ReZolve™ stent and intends to initiate a pilot human clinical trial in the second quarter of 2011. REVA will require regulatory approval before it can begin selling the ReZolve™ stent. REVA Medical, Inc. is a Delaware corporation.

HEAD OFFICE: 5751 Copley Drive, Suite B, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX)
• www.revamedical.com

AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX)
• ARBN 146 505 777

REVA Medical, Inc. — ASX Announcement	Page 3
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to regulatory submissions and approvals such; our expectations with respect to our clinical trials, including enrolment in or completion of our clinical trials; our expectations with respect to the integrity or capabilities of our intellectual property position; our ability to commercialize our existing products; our ability to develop and commercialize new products; and our estimates regarding our capital requirements and financial performance, including profitability. Management believes that these forward-looking statements are reasonable as and when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. REVA may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, described in “Risk Factors” in our Registration Statement on Form S-1 declared effective by the United States Securities and Exchange Commission (the “SEC”) on November 15, 2010. We may update our risk factors from time to time in “Part II, Item 1A. Risk Factors” in our Periodic Reports or other current reports filed with the SEC.

Investor Enquiries:	Media Enquiries:

United States:	Cannings Corporate Communications
Cheryl Liberatore	Michael Mullane
REVA, Director of Marketing	+ 61 414 590 296
+ 1 858 966-3045
Australia:
David Allen or Alan Taylor
Inteq Limited
+ 61 2 9231 3322
HEAD OFFICE: 5751 Copley Drive, Suite B, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX)
• www.revamedical.com

AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX)
• ARBN 146 505 777